                    SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[x]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                         Cascade Natural Gas Corporation
        (Name of Registrant as Specified In Its Charter)


           (Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

     4)  Proposed maximum aggregate value of transaction:


1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                        CASCADE NATURAL GAS CORPORATION


                                   NOTICE OF
                               ANNUAL MEETING OF
                                 SHAREHOLDERS
                           to be held April 27, 1994


TO THE COMMON SHAREHOLDERS OF
CASCADE NATURAL GAS CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Common Shareholders of Cascade Natural Gas Corporation will be held at offices of the Corporation located at 230 Fairview Avenue North, Seattle, Washington 98109, on Wednesday, April 27, 1994, at 9:30 o'clock in the forenoon for the following purposes:

1. To elect directors to hold office until the next Annual Meeting and until their successors are elected and qualified;

2. Approval of a proposal to amend Article V of the Restated Articles of Incorporation to increase from 10,000,000 to 15,000,000 the number of shares of Common Stock which the Corporation shall have authority to issue; and

3. Transaction of such other business as may properly come before the meeting or any adjournments thereof.

The close of business on February 28, 1994 has been fixed as the record date for the determination of Common Shareholders entitled to notice of and to vote at said Annual Meeting or any adjournments thereof.

Holders of the Common Stock of the Corporation are entitled to vote upon all the matters set forth in this notice.

                                             By Order of the Board of Directors
Seattle, Washington                                           DONALD E. BENNETT
March 8, 1994                                         Executive Vice President,
                                                        Chief Financial Officer
                                                                  and Secretary


                                   IMPORTANT

To assure a proper representation at the meeting, each shareholder is urged to complete, sign and return the enclosed proxy promptly, using the accompanying postage prepaid and addressed envelope.

                        CASCADE NATURAL GAS CORPORATION
                 222 FAIRVIEW AVENUE NORTH, SEATTLE, WA 98109

                                PROXY STATEMENT

         TO THE COMMON SHAREHOLDERS OF CASCADE NATURAL GAS CORPORATION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of the Common Shareholders ("Annual Meeting") to be held on Wednesday, April 27, 1994, for the purposes set forth in the accompanying Notice of Annual Meeting, and will be mailed on or about March 8, 1994.

     A form of proxy is enclosed for use at the meeting. A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by delivering written notice of revocation to Donald E. Bennett, Secretary, Cascade Natural Gas Corporation, 222 Fairview Avenue North, Seattle, Washington 98109, or by filing a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person.

     The persons named in the accompanying proxy card will vote as directed by the proxy or, in the absence of such direction, as set forth below with respect to the election of directors and amendment of the Restated Articles of Incorporation of the Corporation, and in their discretion as to other items of business which may come before the meeting.

     On February 28, l994, the Corporation had outstanding ________ shares of $1 par value Common Stock ("Common Stock"). Each holder of record of Common Stock ("Common Shareholder") at the close of business on February 28, 1994, is entitled to one vote for each share then held and to cumulate votes in the election of directors. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting. If a quorum is present, shares represented at the meeting but not voted on a matter (such as shares held by a broker or other nominee who does not have authority to vote on the matter) and shares voted as abstaining will not affect the outcome of the matter.

                             ELECTION OF DIRECTORS

     Nine directors will be elected at the Annual Meeting, each to hold office until the next Annual Meeting or until his or her successor is elected and qualified. The nominees elected will be those receiving the largest number of votes cast by all shares entitled to vote in the election, up to the number of directors to be elected. All of the nominees listed below presently are serving as directors and were elected at the l993 Annual Meeting by over 86% of the shares present and voting at the meeting. In the event any of the nominees should be unavailable or unable to serve, the proxy holders may vote for substitute nominees in their discretion. No circumstances are presently known which would render any nominee named herein unavailable.

     The right to cumulate votes in an election of directors entitles a shareholder to as many votes as he or she has shares, multiplied by the number of directors to be elected (in this case, 9), which votes may then be allocated among the nominees in such proportion as the shareholder decides, including casting all the votes for one nominee. If a shareholder wishes to cumulate his or her votes, the proxy card should be marked in any way that the shareholder desires in order to (i) indicate clearly that the shareholder is exercising the right to cumulate votes and (ii) specify how the votes are to be allocated among the nominees for director. For example, a shareholder may write next to the name of each nominee for whom the shareholder desires to cast votes, the number of votes to be cast for such nominee. There are no conditions precedent to the exercise of cumulative voting rights.

     Unless contrary directions are set forth on the proxy card, proxies will be voted in such a manner as to elect all or as many of the nominees listed as possible. If either of the "For All Nominees Listed Above" or "Exception" boxes is marked or no instructions are given, the named proxies will have discretionary authority to cumulate votes if they so choose and to allocate votes among the nominees as they deem appropriate (except for any nominee specifically excepted by the shareholder), including not casting any votes for one or more nominees.

     Brief statements appear on the following pages setting forth the age, principal occupation, business experience and other information furnished by each nominee and the year in which he or she first became a director.

DONALD E. BENNETT                                           Director since 1988
Executive Vice President,
Chief Financial Officer and Secretary
Cascade Natural Gas Corporation

     Mr. Bennett, 61, has been Executive Vice President, Chief Financial Officer and Secretary since December 1988. Previously, he was Vice President-Finance and Assistant Secretary since December 1981 with principal responsibilities for the Corporation's financial and accounting matters since 1978.

CARL BURNHAM, JR.                                           Director since 1990
Attorney at Law
Yturri, Rose, Burnham, Bentz & Helfrich

     Mr. Burnham, 54, is an attorney at law and, since 1967, has been a partner of Yturri, Rose, Burnham, Bentz & Helfrich of Ontario, Oregon, Oregon counsel for the Corporation.

MELVIN C. CLAPP                                             Director since 1981
Chairman and Chief Executive Officer
Cascade Natural Gas Corporation

     Mr. Clapp, 60, has been Chairman and Chief Executive Officer since December 1988. Prior to that he was Executive Vice President since August 1981. Mr. Clapp joined the Corporation in 1956 and held positions in district management until moving to the general office in 1969, when he assumed responsibility for the Corporation's personnel, safety and training.

DAVID A. EDERER                                             Director since 1991
Owner
Ederer Investments, Inc.

     Mr. Ederer, 51, has been the owner of Ederer Investments, Inc., since 1974. In this capacity he has been the owner or part owner and officer of several privately owned manufacturing, property management and retail companies.

HOWARD L. HUBBARD                                           Director since 1981
Retired

     Mr. Hubbard, 62, was President and a director of Washington Federal Savings Bank in Hillsboro, Oregon from April 1982 until he retired in December 1991. Prior to that, Mr. Hubbard was President and a director of Equitable Savings & Loan Association, Portland, Oregon since 1975.

W. BRIAN MATSUYAMA                                      Director since 1988
President
Cascade Natural Gas Corporation

     Mr. Matsuyama, 47, has been President since December 1988. He was employed by the Corporation on February 1, 1987 as Vice President and General Counsel. Prior to that date, he was a member of the law firm of Jones Grey & Bayley, P.S., Seattle, Washington, with his principal client representation being on behalf of the Corporation since 1976.

BROOKS G. RAGEN                                             Director since 1984
Chairman and Chief Executive Officer
Ragen MacKenzie Incorporated

     Mr. Ragen, 60, has been Chairman and Chief Executive Officer of Ragen MacKenzie Incorporated, an investment banking firm headquartered in Seattle, Washington , since November 1988. Prior to that, he was President of Cable, Howse & Ragen, the predecessor to Ragen MacKenzie Incorporated, since July 1987 and was Managing Partner of Cable, Howse & Ragen from July 1982.

ANDREW V. SMITH                                             Director since 1982
Retired

     Mr. Smith, 69, was President of Pacific Northwest Bell, a diversified telecommunications company now known as US WEST Communications, Inc. from 1978 to 1988. From January to July, 1989, when he retired, he was Executive Vice President of US WEST, Inc. Mr. Smith also serves as a director of the following publicly held corporations: Airborne Freight Corporation, Aldus Corporation, U.S. Bancorp, Univar Corporation, Momentum Distribution, Inc., and Tektronix, Inc.

MARY A. WILLIAMS                                            Director since 1983
Consultant

     Mrs. Williams, 59, has been a consultant since 1983. Prior to that she was a Vice President of Seattle Trust & Savings Bank from 1977 to 1983.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors and the Executive Committee of the Board each met five times in 1993. No director attended less than 75% of the meetings of the Board or committees on which he or she served except Mr. Smith, who attended 9 of 13 meetings.

     The Board has established an Executive Committee, an Audit Committee, a Nominating and Compensation Committee and a Pension Committee, whose members are as follows:

                                                    Nominating and
   Executive                  Audit                  Compensation
M.C. Clapp, Ch.        Mary A. Williams, Ch.      Brooks G. Ragen, Ch.
W. Brian Matsuyama     Brooks G. Ragen            Carl Burnham, Jr.
Brooks G. Ragen        Andrew V. Smith            David A. Ederer
Andrew V. Smith                                   Mary A. Williams
Mary A. Williams


     Pension
Donald E. Bennett, Ch.
David A. Ederer
Howard L. Hubbard


     The Audit Committee, which met five times in 1993, recommends the engagement of the Corporation's independent accountants, reviews with the independent accountants the plan for and results of the auditing engagement, reviews the scope and results of the Corporation's procedures for internal auditing, and reviews the adequacy of the Corporation's system of internal accounting controls.

     The Nominating and Compensation Committee, which held three meetings in 1993, is responsible for recommending candidates for seats on the Board of Directors, as well as recommending compensation for officers and directors. The Committee will consider nominees recommended by shareholders for the 1995 Annual Meeting if the nominations are received at the Corporation's executive offices by November 8, 1994; provided that such nominations are accompanied by a description of the nominee's qualifications, relevant biographical information and the nominee's consent to be nominated and to serve if elected.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding the beneficial ownership, as of February 8, 1994, of the Corporation's Common Stock by (a) each director, the Chief Executive Officer and the other four most highly paid executive officers of the Corporation and (b) all directors and executive officers as a group. None of such persons owned any of the Corporation's outstanding preferred shares at that date. The Corporation is not aware of any beneficial owner of 5% or more of the Common Stock. The Corporation believes the beneficial owners of the shares listed below have sole investment and voting power with respect to the shares.

     Directors and            Shares Beneficially      Percentage of
   Executive Officers              Owned               Common Stock
Donald E. Bennett               3,343 <F2>                  *
Ralph E. Boyd                   5,032 <F2>                  *
Carl Burnham, Jr.               3,150                       *
Melvin C. Clapp                11,262 <F1> <F2>             *
David A. Ederer                   750 <F3>                  *
Howard L. Hubbard              11,431                       *
W. Brian Matsuyama              4,029 <F2>                  *
Brooks G. Ragen                 1,050 <F3>                  *
Andrew V. Smith                 1,659 <F3>                  *
Jon T. Stoltz                   2,290 <F2>                  *
Mary A. Williams                3,150                       *

All executive officers
  and directors as a
  group (15 persons)           59,149 <F2>                  *

  *Less than one percent.

<F1> Does not include 571 shares owned by the spouse of Mr. Clapp.
<F2> Includes shares held in the Corporation's Employee Retirement Savings Plan and Trust (the "401(k) Plan") as follows:

          D. E. Bennett                           1,804
          R. E. Boyd                              1,965
          M. C. Clapp                             3,647
          W. B. Matsuyama                           966
          J. T. Stoltz                            1,939
          All executive officers as a group      15,620

<F3> Does not include shares awarded under the 1991 Director Stock Award Plan to Messrs. Ederer, Ragen and Smith of 600, 600 and 900 shares, respectively, as to which receipt has been deferred until they are no longer directors.

              REPORT OF THE NOMINATING AND COMPENSATION COMMITTEE
                              TO THE SHAREHOLDERS

     The Nominating and Compensation Committee of the Board of Directors is responsible for reviewing the compensation levels for all officers of the Corporation and making recommendations to the Board concerning officer salary levels. The Committee is composed of four independent non-employee directors.

     The Committee's review includes an assessment of the overall stewardship of the Corporation and the officers' ability to achieve a reasonable net income under a variety of conditions. In arriving at its recommendations regarding officer salary levels, the Committee applied policies and principles which are essentially subjective in nature, rather than embodying specific criteria. Such policies and principles may be summarized as follows: Officer compensation should be reasonably comparable with compensation paid to officers of like companies, and particularly those with whom the Corporation must compete in attracting and retaining skilled and competent individuals. Officers should also be fairly compensated for their contributions to the performance of the Corporation. In evaluating performance, the Committee considers net income and those factors impacting net income. In a regulated energy business, factors such as weather, interest rates and regulatory requirements significantly impact net income but are generally outside the control of management. Due to the Corporation's compensation structure, the Committee has not deemed it necessary to adopt a policy regarding recent changes in the federal tax laws relating to deductibility of certain executive compensation.

     In arriving at its most recent salary recommendations, the Committee considered the compensation paid by other energy utility companies in the
Northwest to their officers.           The Committee took into account the
relatively larger size of the other Northwest utility companies in its peer group, the greater number of officers involved in the various management functions of those companies and the responsibilities of those officers. In addition, the Committee reviewed the impact of the various forms of incentive compensation, such as bonuses and stock options, utilized by other utility companies in addition to base salaries. The Corporation does not have bonus, stock option or other incentive compensation plans for its officers. While the Committee acknowledges that the Corporation's executive compensation levels continue to be below the median of its peers in the Northwest, it believes the levels are appropriate given the relative size of the Corporation.

     Salary adjustments are ordinarily made annually. In determining the salary adjustment for Melvin C. Clapp, Chairman and Chief Executive Officer of the Corporation, which was effective April 1, 1993, the Committee considered his contribution to the performance of the Corporation and his overall effectiveness in areas critical to the Corporation's success such as dealing with the challenges of rapid growth, resolving regulatory issues and enhancing shareholder values, as well as the factors affecting net income outside the
control of management as discussed above.      The adjustment to Mr. Clapp's
1993 salary level was made in light of the committee's assessment that the Corporation's 1992 earnings, although depressed, reflected outstanding effort in the face of abnormally warm weather conditions which reduced demand for heating fuel.

     All other named executives also received salary adjustments as of April 1, 1993, based on the same considerations.

                                        Brooks G. Ragen, Chairman
                                        Carl Burnham, Jr.
                                        David A. Ederer
                                        Mary A. Williams


                            STOCK PERFORMANCE GRAPH

     The following graph compares the total cumulative returns to investors in the Corporation's Common Stock, the Standard & Poors 500 Stock Index, and the
    Standard & Poors Utility      Index for the period from January 1, 1989
through December 31, 1993. The graph assumes that $1,000 was invested December 31, 1988, in the Common Stock and in each of the above-mentioned indices and that all dividends were reinvested.

                        CUMULATIVE RETURN TO INVESTORS

                                  12/88   12/89   12/90   12/91   12/92   12/93
Cascade Natural Gas Corporation  $1,000  $1,134  $1,404  $1,938  $2,079  $2,470
S&P Utility Index                $1,000  $1,473  $1,437  $1,646  $1,779  $2,035
S&P 500 Index                    $1,000  $1,316  $1,275  $1,663  $1,789  $1,970

     EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE. The following table sets forth the compensation paid to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Corporation. The Corporation does not provide compensation in the form of bonuses or long term compensation. The amounts shown under All Other Compensation represent the Corporation's matching contribution to the 401(k) Plan.


Name and                                                         All
Principal                Years of                               Other
Position                 Service     Year         Salary   Compensation
Melvin C. Clapp            37        1993        $196,947      $3,787
Chairman and                         1992         187,422       2,182
Chief Executive Officer              1991         173,320       2,115

W. Brian Matsuyama          6        1993         158,236       3,754
President                            1992         149,478       2,182
                                     1991         141,115       1,895

Donald E. Bennett          16        1993         135,479       3,315
Executive Vice President,            1992         125,827       1,837
Chief Financial Officer              1991         120,653       1,608
and Secretary

Jon T. Stoltz              19        1993         107,436           0
Senior Vice President                1992         101,977         730
                                     1991          96,360       1,406

Ralph E. Boyd              28        1993         105,429       2,576
Vice President                       1992         101,223       1,463
and Chief Operating                  1991          96,273       1,150
Officer


     RETIREMENT PLAN. Effective January 1, 1962, the Corporation adopted a noncontributory retirement plan for its employees. To be eligible for participation in the plan, an employee must have one year of service and be 21 years of age. Each participant's benefits are fully vested after 5 years of employment. The level of benefits is determined by a formula, described below, related to average monthly earnings over certain time periods and to years of service. Covered earnings is straight salary or hourly compensation, plus 75% of commissions. With respect to the executive officers named in the summary compensation table above, covered compensation levels are slightly less than, but at least 90% of, the amounts shown under "Salary" in such table. Benefits are not subject to reduction for social security or any other benefits. Accruals for contribution to the plan are computed on an actuarial basis and aggregated $1,343,000 for all participants for 1993.

     The amount of the monthly benefit under the plan is equal to 1.5% of the participant's average monthly earnings for the five-year period ended December 31, 1989, multiplied by the participant's years of service before 1990. The plan was amended in 1993 to increase the benefit for each year of future service after 1989 to 2% of monthly compensation in lieu of the previous 1.5%. The Corporation from time to time has updated the average monthly earnings used to compute the benefit, and the plan may be similarly amended in the future.

     EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME PLAN. Effective July 1, 1983, the Board of Directors adopted a plan to provide executive officers, including those listed in the foregoing summary compensation table, with retirement, death and disability benefits supplementing the coverage payable under the Corporation's retirement plan. This plan was established to enable the Corporation to attract and retain highly competent persons in key executive positions. The supplemental plan is designed so that each participant will receive retirement plan payments, primary social security benefits and supplemental plan payments each year equal, in the aggregate, to 70% of the participant's highest annual salary during any of the five years preceding the participant's retirement. Benefits vest under the plan on the first day of the year after the employee has reached age 55 and has completed five years of participation under the plan. Accruals for the plan are computed on an actuarial basis and totalled $267,000 for 1993.

     The plan also contains provisions for early retirement and total and permanent disability. The Board of Directors may approve early retirement under the plan without the normally required reduction in the amount of the supplemental benefit. Participants whose age and number of years of service, when added together, equal at least 90 are automatically eligible for early retirement benefits without reduction.

     The following table illustrates the estimated combined annual benefits that would be received under the Corporation's Retirement Plan and the Executive Supplemental Retirement Income Plan for the executives named in the Summary Compensation Table above assuming that annual salaries increase at the annual rate of 5% until retirement and that they retire at age 65. Amounts shown are reduced by the estimated amount of social security benefits and are based on a straight-life annuity with no spousal benefit.

                            Present     Estimated Combined
     Name                     Age         Annual Benefit
     Melvin C. Clapp           60            $152,000
     W. Brian Matsuyama        47            $226,000
     Donald E. Bennett         61            $103,000
     Jon T. Stoltz             47            $148,000
     Ralph E. Boyd             57             $91,000

     If a participant dies before receiving 120 monthly payments from the plan, the participant's designated beneficiaries will receive the remaining balance of the 120 payments. The monthly payment is the amount the participant was receiving or was entitled to receive before death, or, if the participant was employed by the Company at death and the result would be larger, a monthly amount ranging from $4,166.67 to $6,666.67, depending on the officer. This monthly death benefit is reduced by any monthly benefit payable to the participant's surviving spouse. The surviving spouse is entitled to a monthly benefit for life equal to one-half the benefit to which the participant was entitled before death.

     EMPLOYMENT AGREEMENTS. The Corporation has employment agreements with six of the Corporation's executive officers, including the persons named in the summary compensation table above other than Mr. Clapp and Mr. Bennett. The purpose of the agreements is to assure that key management personnel will continue to function effectively and without distraction if uncertainties regarding the future control of the Corporation should arise. Upon a change in control of the Corporation or during the pendency of certain offers for a change in control, as these terms are defined in the agreements, each such officer is entitled to receive the severance benefits described below if the Corporation terminates the officer's employment other than for cause as defined in the agreement. In addition, for a period of three years after a change in control of the Corporation, the officer shall be entitled to receive severance benefits if the Corporation terminates the officer's employment other than for cause or if the officer terminates his or her employment with good reason. The payments on severance are equal to three times the officer's base salary and incentive compensation at the time the change in control occurs, but are reduced to the extent required to avoid subjecting the payments to penalty taxes on parachute payments. In addition, the employee is entitled to continue to participate in health, life, and disability plans in which the officer could participate when employment terminated. Each agreement terminates upon the vesting of the officer's benefits under the Executive Supplemental Retirement Income Plan.

     Each agreement is automatically extended one year on December 31 of each year unless by 30 days' notice prior to year end either party elects not to extend the term. The term of the agreements is extended automatically for a period of three years upon a change in control of the Corporation. Notwithstanding the foregoing, each agreement terminates if the employment of the officer who is a party is terminated before a change in control occurs while there is no offer pending for a change in control.

     SUPPLEMENTAL BENEFIT TRUST. Although not obligated to do so, the Corporation established a trust to fund some of the benefits which may be payable under the Executive Supplemental Retirement Income Plan. The trust also funds severance benefits which may be payable under the above described employment agreements with certain executives. The Corporation has contributed to the trust life insurance policies on the lives of participants. If the assumptions as to mortality experience, interest and policy dividends are correct, the Corporation will recapture the premiums and net cost of benefits paid under the supplemental plan through operation of the insurance contracts.

     The Corporation is obligated to pay any benefits not paid out of the trust. In the event of certain circumstances, including a change in control, as defined, the Corporation may be obligated to fund the trust with additional amounts for some or all of the following purposes: to permit payment of benefits from the supplemental plan and the employment contracts due in the following 12 months, to fund separate subtrusts for legal expenses (including certain legal expenses to require the Corporation to make required contributions to the trust), and to permit payment of insurance premiums and policy loan interest.

     DIRECTOR COMPENSATION. In 1993, the Corporation paid each non-employee director an annual stipend of $5,000 as well as a fee of $500 for each Board or Committee meeting attended, except that the Committee fee was $250 if the meeting was held on the same day as a Board meeting. Employee directors receive
no additional compensation for serving as directors.            Each
non-employee director was     also      entitled to receive 300 shares of the
Corporation's common stock for service in 1993 pursuant to the 1991 Director Stock Award Plan approved by shareholders at the 1992 Annual Meeting. Pursuant to the Plan, each non-employee director may elect to defer receipt of his or her shares until he or she is no longer a member of the Board of Directors; Messrs. Ederer and Smith so elected for 1993.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1993, Messrs. Burnham, Ederer and Ragen and Ms. Williams served on the Nominating and Compensation Committee.

     Carl Burnham, Jr., a director, is a partner in the law firm of Yturri, Rose, Burnham, Bentz & Helfrich, the Corporation's Oregon counsel, which firm received $48,454 in 1993 for legal services to the Corporation.

     Brooks G. Ragen, a director, is Chairman and Chief Executive Officer of Ragen MacKenzie Incorporated, which firm acted as co-manager of the Corporation's common stock offering in June 1993. The firm of Ragen MacKenzie Incorporated received compensation at its normal rates for its services.

                AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

                        Article V - Authorized Capital
General

     The Board of Directors, at a meeting held on October 8, 1993, unanimously adopted a resolution recommending that the shareholders approve and adopt an amendment to the Corporation's Restated Articles of Incorporation ("Articles") amending Article V relating to authorized capital. The proposed amendment which would increase the number of authorized shares of Common Stock to 15,000,000 is attached hereto as Exhibit A.

     Of the 10,000,000 currently authorized shares of Common Stock, 517,388 shares were unissued and not reserved for issuance as of February 28, 1994. Aside from the issuance of shares under the Corporation's dividend reinvestment plan or the 401(k) Plan, the Corporation does not have any present plan, understanding, or agreement to issue additional shares of Common Stock. The Board of Directors believes that the proposed increase in authorized shares of Common Stock is desirable to enhance the Corporation's flexibility in connection with possible future actions, such as stock dividends, stock splits, corporate mergers, acquisitions of property, and the possible funding of new products, programs, or businesses, or other corporate purposes. Although the Corporation has no present intention to do so, shares of Common Stock could be issued in the future with the effect of making acquisition of control of the Corporation more difficult. The Board of Directors will determine whether, when, and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

     If the proposed amendment is approved, all or any of the authorized shares of Common Stock may be issued without further action by the shareholders; provided that the listing standards of the New York Stock Exchange, on which the Common Stock is listed, require that separate shareholder approval be obtained with respect to any transactions, other than a public offering for cash, in which the number of shares of common stock to be issued is or will be equal to or greater than 20% of the number of such shares outstanding prior to such issuance. Issuance of Common Stock other than on a pro rata basis to all current shareholders would reduce the current shareholders' proportionate interests. However, in any such event, shareholders wishing to maintain their interests could do so through normal market purchases and the Corporation's dividend reinvestment plan.

Adoption by Shareholders

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the annual meeting will be required for adoption of the proposed amendment. Shareholders may expressly abstain from voting on the proposal by so indicating on the proxy card enclosed herewith. Abstentions and shares represented by duly executed and returned proxies of brokers, or other nominees which are expressly not voted on the proposal will have the effect of voting against the proposal. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT SHAREHOLDERS VOTE IN FAVOR OF ADOPTION OF THE AMENDMENT TO ARTICLE V OF THE ARTICLES.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Corporation has selected the firm of Deloitte & Touche as its principal independent public accountant for the current year. Deloitte & Touche and its predecessor Touche Ross & Co. has served as the Corporation's principal independent accountant since 1953. It is anticipated that representatives of Deloitte & Touche will be present at the Annual Meeting. They will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to questions from the shareholders.

                            SOLICITATION OF PROXIES

     The solicitation of proxies will be principally by use of the mails. In following up the original mail solicitation, the Corporation will arrange with banks, brokerage houses, and other custodians, nominees and fiduciaries, to forward copies of the proxy, proxy statement and annual report to persons for whom they hold stock of the Corporation and to request authority for the execution of proxies. In such cases, the Corporation will reimburse such banks, brokerage houses, custodians, nominees and fiduciaries for their expenses incurred in connection therewith. The entire cost of soliciting proxies will be borne by the Corporation. The Corporation may also use its regular employees to solicit proxies from shareholders either personally or by telephone or letter without additional compensation.

                                 ANNUAL REPORT

     The Corporation's annual report for the 1993 calendar year containing financial information for the years 1991, 1992 and 1993 is enclosed herewith.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders for presentation at the 1995 Annual Meeting of Shareholders must be received by the Corporation by November 8, 1994, for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting. Such proposals must also comply with the requirements of the Securities and Exchange Commission relating to proposals of security holders.

                                 OTHER MATTERS

     The Corporation does not know of any matters to come before the meeting, other than those set forth in the proxy statement. If any further business is presented to the meeting, the holders of the proxies solicited hereby will vote on behalf of the shareholders they represent in their discretion.


                                             By Order of the Board of Directors
Seattle, Washington                                           DONALD E. BENNETT
March 8, 1994                                         Executive Vice President,
                                                        Chief Financial Officer
                                                                  and Secretary

CASCADE NATURAL GAS CORPORATION
222 Fairview Avenue North
Seattle, Washington  98109


                                                                      Exhibit A

                         RESOLUTION TO AMEND ARTICLE V
              OF THE ARTICLES OF INCORPORATION OF THE CORPORATION

RESOLVED, that the Board of Directors of the Corporation deems it advisable that the Corporation's Restated Articles of Incorporation be amended to increase the number of authorized shares of Common Stock from 10,000,000 to 15,000,000.

     RESOLVED, that the Board of Directors proposes that the first paragraph of
     Article V of the Restated Articles of Incorporation of the Corporation be amended in its entirety to read as follows:

     "The capital of this Corporation shall consist of a total of sixteen million two hundred forty-nine thousand eight hundred seventy-nine shares (16,249,879), divided into two hundred forty-nine thousand eight hundred seventy-nine shares (249,879) of 55 cents Cumulative Preferred Stock, without nominal or par value (hereinafter referred to as the "55 cents Preferred Stock"), one million shares (1,000,000) of Preferred Stock, with a par value of $1.00 per share (hereinafter referred to as the "$1.00 Preferred Stock"), and fifteen million shares (15,000,000) of Common Voting Stock with a par value of $1.00 per share (hereinafter referred to as "Common Stock").

     RESOLVED, that the proposed amendment to the Corporation's Restated Articles of Incorporation set forth above (the "Amendment") be submitted and recommended to the shareholders of the Corporation for approval at the Corporation's 1994 annual meeting of shareholders.

     RESOLVED, that upon approval of the Amendment by the shareholders of the Corporation, the Chairman, the President, and the Executive Vice President, Chief Financial Officer and Secretary of the Corporation, or any of them, are authorized and directed to file or cause to be filed the Amendment with the Washington Secretary of State and to do or cause to be done all acts or other things and to make, execute, and deliver, or cause to be made, executed, and delivered, all agreements, documents, instruments, and certificates, in the name of and on behalf of the Corporation or otherwise, as they deem necessary or desirable to carry out the purpose and intent of the foregoing resolutions.

     Subsequent to adoption of the resolutions of the Board of Directors appearing above, 60,218 shares of 55 cents Preferred Stock were retired leaving a total authorized of 167,973 shares of such stock. After adjusting the resolution to reflect this retirement, the first paragraph of Article V as proposed to be amended will read as follows:

     "The capital of this Corporation shall consist of a total of sixteen million one hundred sixty-seven thousand nine hundred seventy three (16,167,973) shares, divided into one hundred sixty-seven thousand nine hundred seventy-three (167,973) shares of 55 cents Cumulative Preferred Stock, without nominal or par value (hereinafter referred to as "Preferred Stock"), one million (1,000,000) shares of Preferred Stock, with a par value of $1.00 per share (hereinafter referred to as the "$1.00 Preferred Stock"), and fifteen million (15,000,000) shares of Common Voting Stock with a par value of $1.00 per share (hereinafter referred to as "Common Stock")."

                                                                M. C. CLAPP
                                                             CHAIRMAN & CEO
                                            CASCADE NATURAL GAS CORPORATION

Dear Shareholders:

It is my pleasure to invite you to the 1994 Annual Meeting of Shareholders of Cascade Natural Gas Corporation. The meeting will be held at 9:30 a.m. on Wednesday, April 27, 1994, at the offices of the Corporation, 230 Fairview Avenue North, Seattle, Washington. Limited parking is available at our 222 Fairview Avenue North building, next door to the meeting location.

The Notice of the meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes election of Directors, a proposal to amend Article V of the Restated Articles of Incorporation to increase from 10,000,000 to 15,000,000 the number of shares of common stock which the Corporation shall have authority to issue and such other matters as may properly come before the meeting.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person, and regardless of the number of shares you own. To be sure your shares are represented, we urge you to complete and mail the attached proxy card as soon as possible.

                                             Sincerely,


March 8, 1994                                Melvin C. Clapp

                       Please Detach Proxy Card Here
- ---------------------------------------------------------------------------
1.  Election of Directors
       Nominees:  D. E. Bennett, C. Burnham, Jr., M. C. Clapp, D. A.
       Ederer, H. L. Hubbard, W. B. Matsuyama, B. G. Ragen, A. V. Smith, and M. A. Williams

FOR ALL NOMINEES         WITHHOLD AUTHORITY             Exceptions*   [ ]
listed above     [ ]     to vote for all nominees
                         listed above          [ ]

*Instruction: If you wish to withhold your vote for an individual nominee mark the "Exception" box and strike a line through the nominee's name in the list above. Your shares will be voted for all nominees not stricken.


2. Approval of a proposal to amend Article V of the Restated Articles of Incorporation to increase from 10,000,000 to 15,000,000 the number of shares of common stock which the Corporation shall have authority to issue. (The Board of Directors recommends a vote FOR).

           For   [ ]     Against [ ]         Abstain [ ]


Votes MUST be indicated (x) in Black or Blue Ink.             [ ]

Address Change and/or Comments Please Mark Here               [ ]



                         PROXY DEPARTMENT
                         NEW YORK, N.Y.  10203-0297
                         Please Read Other Side Before Signing.
                         Sign exactly as name appears hereon.
                         Attorneys-in-fact, executors, trustees,
                         guardians, corporate officers, etc.
                         should give full title.  If shares are
                         held jointly, each holder should sign.

                         Dated_____________________________, 1994
                         ________________________________________
                                   (Signature)

                         ________________________________________
                                   (Signature)

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.
                      CASCADE NATURAL GAS CORPORATION
           222 Fairview Avenue North, Seattle, Washington  98109

        This Proxy is Solicited on Behalf of the Board of Directors


The undersigned hereby appoints Donald E. Bennett, Melvin C. Clapp and W. Brian Matsuyama, and each or any of them, proxies for the undersigned, with power of substitution, to vote with the same force and effect as the undersigned at the Annual Meeting of the Common Shareholders of Cascade Natural Gas Corporation, 230 Fairview Avenue North, Seattle, Washington, on Wednesday, April 27, 1994, and at any adjournments thereof, upon the matters more fully set forth in the accompanying Notice of Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2. If any other business properly comes before the meeting, the proxies named above will have discretionary authority to vote thereon in accordance with their best judgment.











     (Continued and to be MARKED, DATED AND SIGNED on the other side)